Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Managers

DB Commodity Services LLC:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2010, with respect to the consolidated statements of financial condition, including the consolidated schedules of investments, of PowerShares DB G10 Currency Harvest Fund and Subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of income and expenses, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009.

We consent to the incorporation by reference of our report dated June 18, 2010, with respect to the statements of financial condition, including the schedules of investments, of DB G10 Currency Harvest Master Fund as of December 31, 2009 and 2008, and the related statements of income and expenses, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009.

We consent to the incorporation by reference of our reports dated March 8, 2010 and June 18, 2010, with respect to the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 Annual Report on Form 10-K of PowerShares DB G10 Currency Harvest Fund and Subsidiary and DB G10 Currency Harvest Master Fund, respectively.

We consent to the incorporation by reference of our report dated March 26, 2010, with respect to the statements of financial condition of DB Commodity Services LLC of December 31, 2009 and 2008, and the related statements of income and expenses, changes in member’s capital (deficit), and cash flows for each of the years in the two-year period ended December 31, 2009, which report appears in the Current Report on Form 8-K of PowerShares DB G10 Currency Harvest Fund and Subsidiary and DB G10 Currency Harvest Master Fund dated March 30, 2010.

We also consent to the reference to our firm under the heading “Experts” in the above noted Registration Statement.

/s/ KPMG

New York, New York

November 8, 2010